Exhibit 5.1


September 27, 2006

Board of Directors
Simtek Corporation
4250 Buckingham Drive, #100
Colorado Springs, Colorado  80907

Re: Simtek Corporation Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-132180)

Dear Gentlemen:

We have examined the above-referenced Post-Effective Amendment No. 1 (the "Post-Effective Amendment") to Registration Statement on Form S-1, Registration No. 333-132180 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), that Simtek Corporation is filing with the Securities and Exchange Commission (the "SEC"). As described in the Post-Effective Amendment, the Board and the shareholders of Simtek Corporation have approved the reincorporation of the company from Colorado to Delaware (the "Reincorporation") and the simultaneous one-for-ten reverse stock split of all of the company's outstanding common stock (the "Reverse Split"). Incident thereto, the Post-Effective Amendment is being filed in order: (a) to notify the SEC that, when the Reincorporation is effective, the resulting company, Simtek Corporation, a Delaware corporation ("Simtek-Delaware"), is the successor to Simtek Corporation, a Colorado corporation ("Simtek-Colorado"); (b) to amend and restate the items of the Registration Statement, via the Post-Effective Amendment, for the purpose of reflecting material changes resulting from the Reincorporation and Reverse Split; and (c) to allow Simtek-Delaware, pursuant to Rule 414(d) under the Act, to adopt the Registration Statement, as amended by the Post-Effective Amendment, as its own registration statement for all purposes of the Act and the Securities Exchange Act of 1934, as amended. Simtek-Colorado and Simtek-Delaware are sometimes referred to herein as the "Company".

The Post-Effective Amendment registers the resale, following the Reincorporation and Reverse Split, of an aggregate of 12,106,586 shares of common stock, par value $0.0001 per share, of Simtek-Delaware ("Common Stock"), of which:

     (a) 1,227,273 shares of Common Stock are issuable upon conversion of Debentures (as defined in that certain Convertible Loan Agreement (the





    90 South Cascade Avenue, Suite 1300 Colorado Springs, Colorado 80903-1615
                        tel 719.473.3800 fax 719.633.1518

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Simtek Corporation
September 27, 2006
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"Convertible Loan Agreement"), dated as of June 28, 2002, by and among
Renaissance Capital Growth & Income Fund III, Inc. ("Ren III"), Renaissance US Growth Investment Trust PLC ("RUSGIT"), US Special Opportunities Trust PLC ("Special Opportunities" and, together with Ren III and RUSGIT, the "RENN Capital Group"), the Company, and RENN Capital Group, Inc., as amended by that certain Letter Agreement, dated December 30, 2005, among the Company and the RENN Capital Group (the "Conversion Price Letter Agreement");

     (b) 165,201 shares of Common Stock (the "2003 PIPE Shares") were issued to the RENN Capital Group pursuant to that certain Securities Purchase Agreement (the "2003 PIPE SPA"), dated as of November 7, 2003, by and among the Company and the RENN Capital Group;

     (c) 75,000 shares of Common Stock are issuable upon the exercise of Warrants (as defined in the 2003 PIPE SPA and, hereinafter, the "2003 PIPE Warrants") granted to the RENN Capital Group pursuant to the 2003 PIPE SPA;

     (d) 385,737 shares of Common Stock (the "2004 PIPE Shares") were issued to SF Capital Partners Ltd. ("SF Capital") pursuant to that certain Securities Purchase Agreement (the "2004 PIPE SPA"), dated as of October 12, 2004, by and among the Company, SF Capital, Bluegrass Growth Fund LP ("Bluegrass LP") and Bluegrass Growth Fund LTD (together with SF Capital and Bluegrass LP, the "2004 PIPE Investors");

     (e) 257,999 shares of Common Stock are issuable upon the exercise of warrants granted to the 2004 PIPE Investors pursuant to the 2004 PIPE SPA (the "2004 PIPE Warrants");

     (f) 38,700 shares of Common Stock are issuable upon the exercise of that certain Warrant, dated as of October 12, 2004, issued to Merriman Curhan Ford & Co. by the Company (the "MCF Warrant");

     (g) 674,082 shares of Common Stock (the "Cypress Shares") were issued to Cypress Semiconductor Corporation ("Cypress") pursuant to that certain Share Purchase Agreement (the "Cypress SPA"), dated as of May 4, 2005, by and between the Company and Cypress;



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     (h) 505,562 shares of Common Stock are issuable upon the exercise of that certain Stock Purchase Warrant (the "2005 Cypress Warrant"), dated May 4, 2005, from the Company to Cypress;

     (i) 95,000 shares of Common Stock (the "Blomquist Shares") were issued to Mr. Harold Blomquist ("Mr. Blomquist") pursuant to the terms of his employment with the Company (the "Blomquist Employment Arrangement") as set forth in Item 5.02(c) of that certain Form 8-K, filed May 12, 2005 (the "Blomquist 8-K");

     (j) 20,000 shares of Common Stock (the "Mitchell Shares") were issued to Mr. Douglas Mitchell ("Mr. Mitchell") pursuant to that certain Separation Agreement (the "Separation Agreement"), dated as of May 9, 2005, by and between the Company and Mr. Mitchell;

     (k) 20,001 shares of Common Stock are issuable upon the exercise of warrants (the "2005 RENN Warrants") granted to the RENN Capital Group pursuant to that certain letter agreement, dated June 28, 2005, by and among the Company and the RENN Capital Group;

     (l) 626,072 shares of Common Stock (the "ZMD Shares") were issued to Zentrum Mikroelektronik Dresden AG ("ZMD") pursuant to that certain Asset Purchase Agreement, dated December 7, 2005, by and between the Company and ZMD (the "ZMD Asset Purchase Agreement");

     (m) 6,773,344 shares of Common Stock (the "2005 PIPE Shares") were issued to Crestview Capital Master LLC, Straus Partners, LP, Straus GEPT Partners, LP, Big Bend XXVII Investments, L.P., Toibb Investment LLC, Michael Seedman, SF Capital Partners Ltd. and the RENN Capital Group (collectively, the "2005 PIPE Investors") pursuant to that certain Securities Purchase Agreement, dated December 30, 2005, by and among the Company and the 2005 PIPE Investors (the "2005 PIPE SPA");

     (n) 106,250 shares of Common Stock are issuable upon the exercise of that certain Warrant, dated as of December 30, 2005, issued to C. E. Unterberg, Towbin ("Unterberg") by the Company (the "Unterberg Warrant");

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Simtek Corporation
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(o) 1,000,000 shares of Common Stock are issuable upon the exercise of that certain Stock Purchase Warrant, dated March 24, 2006, issued to Cypress by the Company (the "2006 Cypress Warrant");

     (p) an aggregate of 136,365 shares of Common Stock (the "Converted Debenture Shares") were issued to: (i) Ren III upon conversion by it of $100,000 of the principal amount of the Debentures pursuant to the Conversion Form, dated July 24, 2006, from Ren III to the Company (the "Ren III Conversion Form"); (ii) RUSGIT upon conversion by it of $100,000 of the principal amount of the Debentures pursuant to the Conversion Form, dated July 24, 2006, from RUSGIT to the Company (the "RUSGIT Conversion Form"); and (iii) Special Opportunities upon conversion by it of $100,000 of the principal amount of the Debentures pursuant to the Conversion Form, dated July 24, 2006, from Special Opportunities to the Company (together with the Ren III Conversion Form and the RUSGIT Conversion Form, the "Conversion Forms").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with the Company's preparation and filing of the Post-Effective Amendment, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to matters of fact not directly within our actual knowledge, we have relied upon certificates, telegrams and other documents from public officials in certain jurisdictions.

In connection with this opinion, we have examined the following documents:

     (I) Simtek-Colorado's Amended and Restated Articles of Incorporation;

     (II) Simtek-Colorado's Bylaws;




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     (III) The Form of Certificate of Incorporation for Simtek-Delaware, a copy of which is filed as Exhibit 3.1 to the Post-Effective Amendment;

     (IV) The Form of Bylaws for Simtek-Delaware, a copy of which is filed as
Exhibit 3.2 to the Post-Effective Amendment;

     (V) The Form of Plan of Conversion of Simtek-Colorado into Simtek-Delaware, a copy of which is filed as Exhibit 2.1 to the Post-Effective Amendment (the "Plan of Conversion");

     (VI)    The Debentures;

     (VII)   The Convertible Loan Agreement;

     (VIII)  The Conversion Price Letter Agreement;

     (IX)    The 2003 PIPE SPA;

     (X)     The 2003 PIPE Warrants;

     (XI)    The 2004 PIPE SPA;

     (XII)   The 2004 PIPE Warrants;

     (XIII)  The MCF Warrant;

     (XIV)   The Cypress SPA;

     (XV)    The 2005 Cypress Warrant;

     (XVI)   The Blomquist Employment Arrangement as set forth in the Blomquist
8-K;

     (XVII) The Separation Agreement;

     (XVIII) The 2005 RENN Warrants;


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Simtek Corporation
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     (XIX) The ZMD Asset Purchase Agreement;

     (XX)    The 2005 PIPE SPA;

     (XXI)   The Unterberg Warrant;

     (XXII)  The 2006 Cypress Warrant;

     (XXIII) The Conversion Forms;

     (XXIV) The originals or copies certified to our satisfaction of certain corporate records and proceedings of the Company; and

     (XXV) Such other certificates, instruments and documents as we deemed appropriate to enable us to render the opinion expressed below.

In all such examinations, we have assumed, without independent investigation or inquiry, the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon and have assumed the accuracy of and have made no independent investigation of, the statements made in the certificates and other statements or information of or from public officials and officers and representatives of the Company.

Based on the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that, if and when the Reincorporation and Reverse Split become effective in accordance with the Plan of Conversion:

1. when the Debentures are converted in accordance with the terms of the Debentures, the Convertible Loan Agreement and the Conversion Price Letter Agreement, the shares of Common Stock issuable pursuant to the Debentures will be validly issued, fully paid and non-assessable;



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Simtek Corporation
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2. the 2003 PIPE Shares issued to the RENN Capital Group pursuant to the 2003
PIPE SPA are validly issued, fully paid and non-assessable;

3. when the 2003 PIPE Warrants are exercised and the exercise price paid in accordance with the terms of the 2003 PIPE Warrants, the shares of Common Stock issuable pursuant to the 2003 PIPE Warrants will be validly issued, fully paid and non-assessable;

4. the 2004 PIPE Shares issued to SF Capital pursuant to the 2004 PIPE SPA are validly issued, fully paid and non-assessable;

5. when the 2004 PIPE Warrants are exercised and the exercise price paid in accordance with the terms of the 2004 PIPE Warrants, the shares of Common Stock issuable pursuant to the 2004 PIPE Warrants will be validly issued, fully paid and non-assessable;

6. when the MCF Warrant is exercised and the exercise price paid in accordance with the terms of the MCF Warrant, the shares of Common Stock issuable pursuant to the MCF Warrant will be validly issued, fully paid and non-assessable;

7. the Cypress Shares issued to Cypress pursuant to the Cypress SPA are validly issued, fully paid and non-assessable;

8. when the 2005 Cypress Warrant is exercised and the exercise price paid in accordance with the terms of the 2005 Cypress Warrant, the shares of Common Stock issuable pursuant to the 2005 Cypress Warrant will be validly issued, fully paid and non-assessable;

9. the Blomquist Shares issued to Mr. Blomquist pursuant to the Blomquist Employment Arrangement are validly issued and fully paid and non-assessable;

10. the Mitchell Shares issued to Mr. Mitchell pursuant to the Separation Arrangement are validly issued and fully paid and non-assessable;


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Simtek Corporation
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11. when the 2005 RENN Warrants are exercised and the exercise price paid in accordance with the terms of the 2005 RENN Warrants, the shares of Common Stock issuable pursuant to the 2005 RENN Warrants will be validly issued, fully paid and non-assessable;

12. the ZMD Shares issued to ZMD pursuant to the ZMD Asset Purchase Agreement are validly issued, fully paid and non-assessable;

13. the 2005 PIPE Shares issued to the 2005 PIPE Investors pursuant to the 2005 PIPE SPA are validly issued, fully paid and non-assessable;

14. when the Unterberg Warrant is exercised and the exercise price paid in accordance with the terms of the Unterberg Warrant, the shares of Common Stock issuable pursuant to the Unterberg Warrant will be validly issued, fully paid and non-assessable;

15. when the 2006 Cypress Warrant is exercised and the exercise price paid in accordance with the terms of the 2006 Cypress Warrant, the shares of Common Stock issuable pursuant to the 2006 Cypress Warrant will be validly issued, fully paid and non-assessable; and

16. the Converted Debenture Shares issued to the RENN Capital Group pursuant to the Conversion Forms are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of Colorado and the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws).

We hereby consent to the reference to us under the caption "Legal Matters" in the Post-Effective Amendment; provided, however, in giving this consent we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. We further consent to the filing of this opinion as an exhibit to the Post-Effective Amendment.

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Simtek Corporation
September 27, 2006
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We express no opinion as to any matters not expressly set forth herein. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.

Sincerely,


/S/ HOLME ROBERTS & OWEN LLP